Calculation of Filing Fee Tables
S-8
Palo Alto Networks Inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	8,166,653	$ 278.26	$ 2,272,452,863.78	0.0001381	$ 313,825.74
Total Offering Amounts:						$ 2,272,452,863.78		$ 313,825.74
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 313,825.74
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover any additional shares of common stock of Palo Alto Networks, Inc. (the "Registrant") that become issuable under the Registrant's 2012 Employee Stock Purchase Plan, as amended and restated (the "2012 ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock. (2) Represents an annual increase on August 1, 2026 to the number of shares of common stock reserved for issuance under the 2012 ESPP. (3) Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $278.26 per share, which is 85% of the average of the high and low prices of the Registrant's common stock as reported on The NASDAQ Global Select Market on September 3, 2026. Pursuant to the 2012 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the fair market value of a share of the Registrant's common stock on the Enrollment Date (as defined in the 2012 ESPP) or on the Exercise Date (as defined in the 2012 ESPP), whichever is lower.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources